UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

DETERMINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1)	Title of each class of securities to which transaction applies:
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Subject: Corcentric enters into strategic agreement to acquire Determine

Headline: Determine and Corcentric: Committed to supporting our customers across critical areas of compliance, procurement and finance transformation.

Dear [NAME],

As our valued customer, I want to tell you personally that Determine is excited to announce we’ve entered into an agreement to be acquired by Corcentric, Inc.

Corcentric has been on a 20 year journey, with a mission to provide customers with a competitive advantage, enabling them to reduce the cost of growth which in turn empowers them to do more for their customers, their employees, and the world.  Today Corcentric has over 6,000 middle market to Fortune 1,000 customers using their solutions to reduce costs and improve working capital.

Their mission and capabilities perfectly complement our long-term strategic vision. In fact, their company culture, technological prowess and commitment to excellence mirror our own.

For you this means the addition of impressive array of new offerings to help you optimize how you purchase, pay and get paid, so you can run your business smoother, spend smarter and increase your  cash flow. Over time, we will look to fully integrate the solutions to ensure you benefit from a “whole” that is even more successful than the individual parts.

We understand a change like this may raise questions. Please click here or contact your Customer Success Manager for more information about the acquisition and the opportunities it holds for your organization.

I hope you are as excited about the future as we are.

Regards,

Patrick Stakenas

President & CEO

Determine

Objet: Corcentric conclut un accord stratégique pour acquérir Determine

Sous objet: Determine et Corcentric s’engagent ensemble à accompagner la transformation digitale des fonctions Achats et Finance de leurs clients.

Chères clientes, chers clients,

Suite à l’annonce faite par notre PDG, Patrick Stakenas, en anglais, vous trouverez ci-dessous ce même email dans la langue de Molière. Je reste, ainsi que toute l’équipe Determine, à votre écoute et à vos côtés.

Dans le cadre de notre développement, je suis heureux de vous annoncer que Corcentric a conclu un accord stratégique pour acquérir Determine.

Depuis près de 20 ans, Corcentric, un leader sur le marché des solutions Achats, Finance et Comptabilité, transforme la façon dont les entreprises achètent et gèrent leurs paiements et créances. Ces solutions permettent aux entreprises de dépenser plus intelligemment, d’optimiser leurs flux de trésorerie et d’accro”tre leur rentabilité. Du mid-market jusqu’au Fortune 1 000, Corcentric compte aujourd’hui plus de 6 000 clients qui utilisent ses solutions pour réduire leurs coûts et améliorer leur fonds de roulement.

Chez Determine, nous pensons que la mission de Corcentric et leurs solutions complètent parfaitement notre vision stratégique et notre offre produit. Nous partageons la même culture d’entreprise et la poursuite de l’excellence.

Pour nos clients, c’est une toute nouvelle gamme de solutions qui vous sera proposée prochainement afin de vous aider à mieux gérer vos achats, paiements et créances pour ainsi faciliter le fonctionnement de votre activité, optimiser vos dépenses et améliorer votre trésorerie. À terme, nous poursuivons l’objectif d’intégrer ces solutions afin de vous faire bénéficier d’une suite complète toujours plus performante.

Au cours des prochains mois, nous vous tiendrons informés des évolutions liées à cette annonce. N’hésitez pas à nous contacter pour plus d’informations sur les opportunités offertes par ce partenariat pour votre entreprise.

Bien à vous,

Gérard Dahan

Additional Information and Where to Find It

In connection with the proposed sale of substantially all assets of Determine, Inc. (the “Company”) to Corcentric, Inc. pursuant to the terms of that certain Asset Purchase Agreement by and among the Company, Corcentric, Inc. and Corcentric Acquisition, LLC, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available.  Investors are urged to read the proxy statement (including all amendments and supplements) because they will contain important information.  Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the Company’s web site at www.determine.com.

Participants in Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction.  Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on June 29, 2018, as amended. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the transaction, which will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties concerning Corcentric, Inc.’s proposed acquisition of substantially all of the Company’s assets, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement.  In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.